UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2013

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip Code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 16, 2013, Sadara Chemical Company (“Sadara”), a joint venture between Dow Saudi Arabia Holding B.V. (“DSAHBV”), an indirect wholly-owned subsidiary of The Dow Chemical Company (the “Company”), and Performance Chemicals Holding Company (“PCHC”), a wholly-owned subsidiary of Saudi Arabian Oil Company, entered into definitive financing documentation with certain export credit agencies, certain commercial banks and the Public Investment Fund of Saudi Arabia for approximately $10.5 billion of project financing for the Sadara complex, a world-scale, fully integrated chemicals complex at Jubail Industrial City II in the Eastern Province of The Kingdom of Saudi Arabia (the “Project”).  This project financing is in addition to the approximately $2 billion equivalent of project financing raised in a Saudi Arabian capital markets transaction (“Sukuk”) on April 2, 2013. Upon financial close of this additional project financing, which is expected to occur during the 3rd quarter of 2013, the total project financing raised for the Project, including the Sukuk, will be approximately $12.5 billion (the “Total Project Financing”). A portion of the Total Project Financing will be drawn starting in the 3rd quarter of 2013, with further amounts drawn over time as the Project is developed.

Consistent with the Shareholder’s Agreement related to the Project between DSAHBV and PCHC, dated as of October 8, 2011, as amended, the Company has entered into completion guarantees of the Total Project Financing in an amount determined in proportion to its 35% indirect ownership interest in Sadara, or up to approximately $4.4 billion. Pursuant to such completion guarantees, the Company will be obligated to make principal and interest payments in respect of the outstanding amount of the Total Project Financing in the event Sadara defaults on certain of its obligations prior to the completion of the Project and passing the Creditors’ Reliability Test (“CRT”), which is anticipated in 2017, or if completion of the Project and passing of the CRT does not occur by December 2020. The Company’s obligations under the completion guarantees will be released upon the completion of the Project and passing of the CRT.

The Total Project Financing will bear interest at a combination of fixed rates and floating rates based on customary market references.  The financing documentation for the Total Project Financing contains affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, as well as events of default, that are customary for transactions of these types.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Dow Chemical Company on June 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Dated:  June 17, 2013

By:	/s/ RONALD C. EDMONDS
	Name:	Ronald C. Edmonds
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Dow Chemical Company on June 17, 2013.